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                                                               EXHIBIT 10.15

STATE OF LOUISIANA

                                                   LEASE

PARISH OF CALCASIEU

         BE IT KNOWN, that on this 1st day of March, 1992, before me, the undersigned Notary Public, and in the presence of the undersigned competent witnesses, came and appeared

         MERCURY, INC. hereinafter referred to as "Lessor", a Louisiana Corporation, domiciled in Calcasieu Parish, Louisiana, herein represented by Robert Piper, Vice President of said corporation, duly authorized,

         and

         MERCURY CELLULAR TELEPHONE COMPANY, hereinafter referred to as "Lessee", a Louisiana Corporation, domiciled in Calcasieu Parish, Louisiana, herein represented by John A. Henning, President of said company, duly authorized, who declared,

         Lessor hereby leases to Lessee the following described property situated in Calcasieu Parish, Louisiana:

         Lot Thirty-five (35) of Block One (1) of Plat No. 2 of Southton, a subdivision of the Northwest Quarter of the Northeast Quarter (NW 1/4 of NE 1/4) and the Northeast Quarter of the Northwest Quarter (NE 1/4 of NW 1/4) of Section 18, Township 10 South, Range 8 West, as per plat recorded in Plat Book 3, page 174, records of Calcasieu Parish, Louisiana, together with all buildings and other improvements located thereon, but subject to all rights, title and interest conveyed to the State of Louisiana, Department of Highways, as per act of sale dated January 7, 1969, recorded under Clerk's File No. 1126518, in Conveyance Book 1064, page 600.

         This lease is made subject to all rights of way and restrictions of record, if any.

1. TERM. This lease is for a primary term of 5 years, commencing on the lst day of April, 1992. At the option of Lessee, this lease may be extended for two additional five (5) year terms on the terms and conditions set forth hereinafter. Each option may be exercised by written notice to Lessor at least 30 days prior to the expiration of this lease.

2. RENT. This lease is made for and in consideration of the covenants herein contained and a minimum monthly net rental (subject to increase every five years as hereafter provided) of $2,000.00,
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payable in advance on the first day of each and every month during the term of this lease, with interest at the rate of ten per cent (10%) per annum from due date until paid.

2.1 Net Rental is defined as the rental (increased as hereafter provided) due by lessee after payment by Lessee of: (a) all taxes and special assessments and other charges of every kind or description levied by the State and all political subdivisions on the leased property during this lease; and (b) all premiums on such policies of the fire and extended coverage insurance as Lessee may be required by this lease to carry against the leased property during the period covered by this lease.

2.2 Redetermination of Net Rental. Monthly net rental shall not be decreased at any time during the term of this lease, but it shall be increased every five years to conform to the increase in the cost of living average for the period of the preceding five (5) calendar years as reflected by the "Consumer Price Index (Urban), All Items (1967 = 100)" of the U. S. Department of Labor's Bureau of Labor Statistics, or if said index shall no longer be published, then another Index generally recognized as authoritative to reflect the cost of living average.

3. INSPECTION AND REPAIRS. The leased property is delivered in good order, inspected by and acceptable to Lessee, and Lessee will make all necessary repairs, including without limitation, repairs to the walls, roof, flooring, glass and plate glass, mechanical plumbing and electrical equipment, appliances and facilities, to keep the leased property in as good order as it now is, ordinary wear and tear excepted. At the end of this lease, Lessee shall return possession of the premises broom-cleaned and free of trash, in like good order as received, excepting only the usual decay, wear and tear. No repair shall be due Lessee except such as may be rendered necessary by the fire or other casualty and covered
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by the insurance policies maintained by Lessee, provided however that Lessor will make necessary repairs to support walls, foundation, and rafters, at Lessor's expense. Lessor shall at all times have the right to enter the premises for the purpose of inspection.

4. QUIET ENJOYMENT. Lessor covenants that Lessee on paying the rent and performing Lessee's obligations in this lease shall peacefully and quietly have, hold and enjoy the leased property throughout the term hereof or until it is terminated as provided herein.

5. INSURANCE. Lessee shall at all times maintain fire and extended coverage insurance on the leased property, at Lessee's expense, in amounts equal to the full insurable value of the improvements on the leased property. In all such policies Lessor shall be the named insured, and Lessee shall upon request furnish Lessor the original policies, certificates and premium receipts. Lessee is bound not to do or permit any act to be done or omitted which would forfeit the insurance on the leased property. Should Lessee fail to pay promptly any insurance premiums, Lessors may, but need not, pay same and recover repayment thereof at once from Lessee with interest at the rate of twelve per cent (12%) per annum from date of payment by Lessors.

6. TAXES. Lessee shall pay, in addition to monthly net rental, all property taxes and special assessments which may be levied against the leased property by any governmental authority. Should Lessee fail to pay promptly any taxes or special assessments, Lessors may, but need not, pay same and recover repayment thereof at once from Lessee with interest at the rate of twelve per cent (12%) per annum from date of payment.

7. LIABILITY & INDEMNITY. Lessor will not be responsible for damage caused to Lessee or other parties by any vices or defects
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of the leased property, or the consequences thereof. Lessor will not be responsible for damages of any sort to any persons or property, however occasioned; and Lessee shall hold Lessor harmless from any claims by or liability to third persons however arising, including on streets and sidewalks adjoining the premises, and for these purposes, Lessee shall maintain liability insurance of not less than $300,000 for each individual and $500,000 for each accident, if being understood that such insurance may be included in blanket coverage policies maintained by Lessee.

8. UTILITIES. Lessee shall pay all bills for water, light and similar charges.

9. CASUALTY DAMAGE. In the event the leased property is damaged by fire, explosion or any other casualty to an extent which is less than 50% of the cost of replacement of the leased property, the damage shall promptly be repaired by Lessor at Lessor's expense and the leased property shall be rendered tenantable within ninety days or Lessee shall have the right to terminate this lease, provided that Lessor shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered or recoverable as a result of such damage and that in no event shall Lessor be required to repair or replace Lessee's fixtures, furniture, equipment, furnishings, or floor coverings. In the event of such damage and (a) Lessor is not required to repair as provided above, or (b) the leased property shall be damaged to the extent of more than 50% of the cost of replacement, Lessor may elect either to repair or rebuild the leased property or to terminate this lease upon giving notice of such election in writing to Lessee within ninety days after the occurrence of the event causing the damage. If Lessor elects to repair the leased property, Lessor shall render the leased property tenantable within ninety days of such election or Lessee shall have the right to terminate this lease. If the casualty, repairing or rebuilding shall render
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the leased property untenantable, in whole or in part, a proportionate abatement of the rent shall be allowed from the date when the damage occurred until the date Lessor completes restoration of the premises, said proportion to be computed on the basis of the relation which the gross square foot area of the space rendered untenantable bears to the floor space of the leased premises. The term "Tenantable" shall mean usable for the purpose of Lessee's business.

10. SUBLEASE OR ASSIGNMENT. Lessee shall not sublease, assign or transfer this lease in whole or in part, without the prior written consent of Lessor which shall not be unreasonably withheld.

11. ALTERATIONS. Lessee is obligated not to make any additions or alterations whatever to the premises without written permission of Lessor. All additions, alterations or improvements made by Lessee with or without consent of Lessor, no matter how attached (except movable trade fixtures), shall remain the property of Lessor, at the termination of this lease for any reason and Lessee expressly waives all right to compensation therefor.

12. COMPLIANCE WITH LAWS. Lessee shall comply with all laws and ordinances of the State, City, Board of Health and other public bodies, now in force or which may hereafter be enacted of whatever character, at Lessee's own expense. Lessee shall comply in every respect at Lessee's own expense, with the rules and regulations of the Louisiana Fire Prevention Bureau, or those of any similar bureau or association in existence at the time.

13. DEFAULT. Lessee shall not be considered in default as to any obligation or condition of this lease, and the lease shall not be considered as violated in any degree unless the status claimed to be a default or violation shall continue for fifteen (15) days after written notice thereof if delivered by registered
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or certified mail to Lessee at the leased premises by or on behalf of Lessor.

Should Lessee at any time violate any of the conditions of this lease, or fail to comply with any of its obligations hereunder, or upon the filing of a bankruptcy, receivership or respite petition by or against Lessee, or upon Lessee's suspension, failure or insolvency, the rent for the whole unexpired term of this lease shall, without putting Lessee in default, at once become due and exigible, and in any such event, Lessor shall have the option either at once to demand the entire rent for the whole term or to immediately cancel this lease without putting Lessee in default; Lessee to remain responsible for all damages or losses suffered by Lessors; Lessee hereby assenting thereto and
expressly waiving the legal notice to vacate the premises.   Should Lessor
elect to demand the entire rent for the whole term, Lessor shall then have the option to re-enter and let the premises for such price and on such terms as may be immediately obtainable and apply the net amount realized (after deductions of all usual expenses) to the payment of the rent. Failure to comply with any condition or obligation of this lease will make Lessee liable for any loss or damage sustained by Lessor.

14. ATTORNEYS FEES. Should any claim in favor of either party upon this lease be placed in the hands of an attorney to give special attention to the enforcement of such claim, the defaulting party shall pay reasonable attorney's fees for such services.

15. NOTICES. Notices required or permitted under this lease, unless subsequently changed by either party in writing, shall be:

     LESSOR: Mercury, Inc.
             P.O. Box 3709
             Lake Charles, LA 70602

     LESSEE: Mercury Cellular Telephone Company
             P.O. Box 3709
             Lake Charles, LA 70602
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         THUS DONE AND PASSED by LESSOR and LESSEE, in my office in Sulphur,
Louisiana, in the presence of the undersigned competent witnesses, and me, Notary Public, on this 1st day of March, 1992.



WITNESSES:




/s/ BRENDA MASHBURN                      MERCURY, INC.
---------------------

                                         By: /s/ ILLEGIBLE
                                             ---------------------
/s/ BARBARA C. GEORGE
---------------------

                                         MERCURY CELLULAR TELEPHONE
                                         COMPANY

                                         By: /s/ JOHN A. HENNING
                                             --------------------------

                                         /s/ SANDRA L. DALLY
                                         ------------------------------
                                         Sandra L. Dally, Notary Public
                                         My commission is for life.